Exhibit 99.2

Kairos Pharma Presents at United Scientific Group’s 11th International Conference on Cancer Research & Drug Development

Houston conference serves as a platform devoted to advancing the field of basic, preclinical, and translational cancer research

LOS ANGELES — November 3, 2026 — Kairos Pharma, Ltd. (NYSE American: KAPA), a clinical-stage biopharmaceutical company addressing drug resistance in cancer, announces that Neil Bhowmick, President and Chief Scientific Officer, presents today on Kairos Pharma’s lead candidate ENV-105 and its interim efficacy results at the United Scientific Group’s 11th International Conference on Cancer Research & Drug Development (Cancer R&D 2026) in Houston, TX.

Kairos Pharma’s current programs with ENV-105, a first-in-class CD105/BMP signaling inhibitor, include a Phase 1 trial in EGFR-driven non-small cell lung cancer and a Phase 2 trial for castration-resistant prostate cancer and an ongoing Phase 2 clinical trial evaluating ENV-105 (carotuximab) in combination with apalutamide  in patients with metastatic castration-resistant prostate cancer (mCRPC). The positive interim analysis demonstrated a statistically significant difference in progression-free survival (PFS) between all patients in the trial treated with ENV-105 plus apalutamide and those treated with apalutamide alone. Median PFS was 17.7 months with the combination compared with 2 months with apalutamide alone (P=0.0008). The trial will now focus on first line therapy after enzalutamide, incorporating first line resistance in a larger group.

Previous published work has demonstrated the efficacy of ENV-105 in radiation sensitization in prostate cancer preclinical models. CD105 is upregulated in response to standard androgen receptor inhibition and in response to ionizing radiation, driving pro-survival BMP-SMAD signaling pathways underlying therapy resistance.

“We are excited to present the clinical progress of ENV-105 at this international platform of oncologists, researchers, and industry leaders,” shared Neil Bhowmick. “These findings support our hypothesis that CD105-targeting interrupts an important mechanism of treatment resistance to restore sensitivity to established cancer therapies.”

About Cancer R&D 2026

The 2026 International Conference on Cancer Research and Development (Cancer R&D 2026) is a prestigious three-day congress devoted to advancing the field of basic, preclinical, and translational cancer research. Hosted by United Scientific Group, a distinguished non-profit organization committed to the progression of cancer research, Cancer R&D serves as a platform to foster innovation, cultivate knowledge, and encourage meaningful connections and collaborations within the global cancer research community.

About Kairos Pharma Ltd.

Based in Los Angeles, California, Kairos Pharma Ltd. (NYSE American: KAPA) is at the forefront of oncology therapeutics, utilizing structural biology to overcome drug resistance and immune suppression in cancer. Kairos Pharma’s lead candidate, ENV-105 (carotuximab), is an antibody targeting CD105 — a protein identified as a key driver of resistance and disease relapse in response to standard cancer therapy. ENV-105 aims to reverse drug resistance by targeting CD105 and restore the effectiveness of standard therapies across multiple cancer types. For more information, visit kairospharma.com.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes,” or the negative of these or similar terms. Actual results could vary materially from expectations and projections of Kairos Pharma if underlying assumptions prove inaccurate or if known or unknown risks or uncertainties materialize. Forward-looking statements include but are not limited to: success and/or completion of Phase 2 clinical trials (for prostate cancer) and Phase 1 clinical trials (for lung cancer); challenges inherent in product research and development; uncertainty regarding future regulatory approval and commercial success; and other factors described in Kairos Pharma’s SEC filings, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Kairos Pharma is not obligated to update any forward-looking statement except as required by applicable law. Forward-looking statements speak only as of the date they are made and no assurance can be given regarding forward-looking statements. Actual results may differ materially from those indicated. Readers are cautioned not to place undue reliance on forward-looking statements. Kairos Pharma undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact:

CORE IR | investors@kairospharma.com